Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-208149, No. 333-205102, No. 333-188950, and No. 333-181020) and S-3/A (No. 333-185127) of NovaCopper Inc. of our report dated February 5, 2016, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K for the year ended November 30, 2015.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia
February 5, 2016